UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission File Number: 333-171488

CITY MEDIA, INC.
(Exact Name of Registrant as specified in its charter)

Utah	26-1805170
(State or other jurisdiction of incorporation)	(I.R.S. Employer I.D. No.)

4685 S. Highland Drive, Suite 202
Salt Lake City, UT  84117
(Address of Principal Executive Office)

(801) 278-9424
(Registrant’s Telephone Number, including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following ☐ .

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.   ☒

Securities Act registration statement file number to which this form relates:  333-171488

Securities to be registered pursuant to Section 12(g) of the Act:   Common Stock, $.001 Par Value

ITEM 1.  DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

City Media, Inc. (the “Registrant”) hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Securities” in Registrant’s Registration Statement on Form S-1 (File No. 333-171488), as originally filed with the Securities and Exchange Commission (the “Commission”) on May 25, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

ITEM 2. EXHIBITS

A.
Amended and Restated Articles of Incorporation (filed as Exhibit 2.1 to the Company’s Registration Statement on Form S-1 (File No. 333-171488), as amended (the “Registration Statement”), and incorporated herein by reference).

B.	By-Laws (filed as Exhibit 2.2 to the Company’s Registration Statement and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registration has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 29, 2012

CITY MEDIA, INC.

/s/ Thomas J. Howells
Thomas J. Howells Chief Executive Officer

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